UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008 PremierWest Bancorp (Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On April 14, 2008 PremierWest Bancorp announced the appointment of Michael D. Fowler as Executive Vice President and Chief Financial Officer of the company and its wholly owned subsidiary PremierWest Bank effective immediately, and the appointment of T. Joe Danelson as Executive Vice President and Chief Banking Officer of PremierWest Bank effective April 21, 2008. A copy of the press release is attached as Exhibit 99.1.

Until the company files its Form 10-Q for the quarter ended March 31, 2008, Tom Anderson, Executive Vice President and Chief Administrative Officer (and former Chief Financial Officer), will remain the company’s principal financial and accounting officer; thereafter, Mr. Fowler will assume those responsibilities.

Since 2003, Mr. Fowler, age 64, has worked for a national executive services and consulting firm with offices in 35 cities and over 450 partners, with assignments ranging from strategic planning to interim chief financial officer positions, which have drawn on his extensive background in risk management, merger and acquisitions, SEC reporting and investor relations. The company entered into an employment agreement with Mr. Fowler that provides for initial base salary of $165,000 per year; nonqualified stock options to purchase 20,000 shares vesting over seven years; participation in bonus and profit-sharing plans; a term ending December 31, 2008 and automatically renewing annually thereafter for one-year terms; moving expenses; and up to two year’s salary and vesting of stock options in consideration for a release and for not competing for two years following certain termination events.

Mr. Danelson, age 49, most recently served as Regional President of the Oregon/Coast Region for U.S. Bank, and has over 25 years banking experience, the past 21 years with U.S. Bank. Mr. Danelson served as a Relationship Manager, then Business Banking Team Leader and finally as Regional President at U.S. Bank in Southern Oregon and Northern California until late 2006 when he relocated to Salem, Oregon. The company entered into an employment agreement with Mr. Danelson that provides for initial base salary of $170,000 per year; nonqualified stock options to purchase 25,000 shares vesting over seven years; participation in bonus and profit-sharing plans; commencement bonus of $35,000; a term ending December 31, 2008 and automatically renewing annually thereafter for one-year terms; moving expenses; and up to one year’s salary and vesting of stock options in consideration for a release and for not competing for one year following certain termination events.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date:	April 14, 2008	By:	/s/ Tom Anderson

Tom Anderson
Executive Vice President and Chief Administrative
Officer